UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________
FORM 8-K
____________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 14, 2025
____________________________________________
OneWater Marine Inc.
(Exact name of registrant as specified in its charter)
____________________________________________

Delaware	001-39213	83-4330138
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6275 Lanier Islands Parkway Buford, Georgia	30518
(Address of principal executive offices)	(Zip Code)
Registrant’s Telephone Number, including Area Code: (678) 541-6300
____________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	ONEW	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 14, 2025, the Board of Directors (the “Board”) of OneWater Marine Inc. (the “Company”) approved a series of leadership adjustments, each effective immediately, as described below.

•P. Austin Singleton, who has served as the Company’s Chief Executive Officer and as a member of the Board since April 2019, is transitioning from his role as Chief Executive Officer to assume the role of Executive Chairman of the Board.

•John F. Schraudenbach, who has served as an independent member of the Board since February 2020, and as Chairman of the Board since February 2023, will transition from his role as Chairman of the Board to assume the role of Lead Independent Director. As Lead Independent Director, Mr. Schraudenbach will continue to serve as a liaison between the non-independent members of the Board and the independent members of the Board and will continue to be responsible for the independent oversight function of the Board.

•Anthony Aisquith, age 58, who has served as the Company’s President and Chief Operating Officer since April 2019, and as a member of the Board since May 2020, was appointed as the Company’s Chief Executive Officer. Mr. Aisquith will continue to serve as a member of the Board. Biographical information regarding Mr. Aisquith is available in the “Directors Nominated for Election” section of the Company’s definitive proxy statement for its 2025 annual meeting of stockholders, filed with the Securities and Exchange Commission on January 10, 2025 (the “Proxy Statement”), beginning on page 7. There are no arrangements or understandings between Mr. Aisquith and any other person pursuant to which he was selected as Chief Executive Officer. Mr. Aisquith does not have any family relationship with any director or executive officer of the Company or with any person nominated or chosen by the Company to become a director or executive officer. There are no transactions in which Mr. Aisquith has an interest requiring disclosure under Item 404(a) of Regulation S-K other than those disclosed in the “Certain Relationships and Related Party Transactions” section of the Proxy Statement, beginning on page 45.

•Jack Ezzell, age 55, who has served as the Company’s Chief Financial Officer and Secretary since April 2019, was appointed to fill the position of Chief Operating Officer. Mr. Ezzell will retain his role as Chief Financial Officer and Secretary and will continue to serve as the Company’s principal financial officer. Biographical information regarding Mr. Ezzell is available in the “Executive Officers” section of the Proxy Statement, beginning on page 19. There are no arrangements or understandings between Mr. Ezzell and any other person pursuant to which he was selected as Chief Operating Officer. Mr. Ezzell does not have any family relationship with any director or executive officer of the Company or with any person nominated or chosen by the Company to become a director or executive officer. There are no transactions in which Mr. Ezzell has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Except as described above, there were no other changes to the composition of the Board or the Company’s executive officers.

Item 7.01    Regulation FD Disclosure.

On August 19, 2025 the Company issued a press release announcing the foregoing leadership transitions. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated into this Item 7.01 by reference.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated August 19, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONEWATER MARINE INC.

	By:	/s/ Jack Ezzell
	Name:	Jack Ezzell
	Title:	Chief Operating Officer and Chief Financial Officer
Dated: August 19, 2025